Exhibit 2.4

NEITHER THIS WARRANT NOR THE WARRANT SHARES (AS HEREINAFTER DEFINED) HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR THE SECURITIES LAWS OF ANY STATE. THIS WARRANT AND THE WARRANT SHARES MAY BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED ONLY IN COMPLIANCE WITH THE ACT AND SUCH LAWS. THIS LEGEND SHALL BE ENDORSED UPON ANY WARRANT ISSUED IN EXCHANGE FOR THIS WARRANT.



                                                                Warrant No. ____

                                     WARRANT
                       For the Purchase of Common Stock of
                              DGSE COMPANIES, INC.
                              a Nevada corporation

         VOID AFTER 5:00 P.M., EASTERN STANDARD TIME, ON ________, 2014.


_________ Shares                                                 _________, 2007


     FOR VALUE RECEIVED, DGSE COMPANIES, INC., a Nevada corporation (together with its successors, the "Company"), hereby certifies that STANFORD INTERNATIONAL BANK LTD. (the "Holder") is entitled, subject to the provisions of this Warrant, to purchase from the Company up to ___________ shares of common stock (the "Common Shares"), par value $0.01 per share ("Common Stock"), of the Company, at an initial exercise price equal to $______ per Common Share (the "Exercise Price"), during the period commencing ________, 2007 (the "Date of Issuance") and expiring at 5:00 P.M., Eastern Standard time, on ________, 2014 (the "Expiration Date").

     The number of Common Shares to be received upon the exercise of this Warrant may be adjusted from time to time as hereinafter set forth. The Common Shares deliverable upon such exercise, or the entitlement thereto upon such exercise, and as so adjusted from time to time, are hereinafter sometimes referred to as "Warrant Shares". The warrants issued on the same date hereof bearing the same terms and conditions as this Warrant shall be collectively referred to as the "Warrants".

     The Holder agrees with the Company that this Warrant is issued, and all the rights hereunder shall be held subject to, all of the conditions, limitations and provisions set forth herein.

     1.   EXERCISE OF WARRANT

         (a) By Payment of Cash. This Warrant may be exercised by its presentation and surrender to the Company at its principal office (or such office or agency of the Company as it may designate in writing to the Holder hereof), commencing on the Date of Issuance and expiring at 5:00 P.M., Eastern Standard time, on the Expiration Date, with the Warrant Exercise Form attached hereto duly completed and executed and accompanied by payment (either in cash or by certified or official bank check or by wire transfer, payable to the order of the Company) of the Exercise Price for the number of shares specified in such form.

     The Company agrees that the Holder hereof shall be deemed the record owner of such Common Shares as of the close of business on the date on which this Warrant shall have been presented and payment made for such Common Shares as aforesaid whether or not the Company or its transfer agent is open for business. Certificates for the Common Shares so purchased shall be delivered to the Holder hereof within a reasonable time, not exceeding 15 days, after the rights represented by this Warrant shall have been so exercised. If this Warrant should be exercised in part only, the Company shall, upon surrender of this Warrant for cancellation, execute and deliver a new Warrant of like tenor evidencing the rights of the Holder hereof to purchase the balance of the shares purchasable hereunder as soon as reasonably practicable.

     Notwithstanding anything to the contrary set forth above, each exercise of this Warrant shall cover at least the lesser of (i) 10,000 Common Shares (as adjusted for stock splits, stock dividends, combinations and the like), and (ii) the total number of Common Shares then subject to the Warrant.

         (b)  Cashless  Exercise.  In lieu of the  payment  method  set forth in
Section 1(a) above, if the Common Stock is then traded or listed on a Principal Market (as defined below), the Holder may elect to exchange all or some of this Warrant for the Common Shares equal to the value of the amount of this Warrant being exchanged on the date of exchange. If the Holder elects to exchange this Warrant as provided in this Section 1(b), the Holder shall tender to the Company this Warrant for the amount being exchanged, along with the Warrant Exercise
Form attached hereto duly completed and executed indicating the Holder's election to exchange some or all of this Warrant, and the Company shall issue to the Holder the number of Common Shares computed using the following formula:


                                    X =    Y x (A - B)
                                         ----------------
                                                A

     Where:   X =    The number of Common Shares to be issued to the Holder.

                     Y = The number of Common Shares for which this Warrant is being exercised (as adjusted to the date of such calculation).

                     A =   The Market Price (as defined below) of one Common
                           Share.

                     B = The Exercise Price (as adjusted to the date of such calculation).

     The Warrant exchange shall take place on the date specified in the form of notice or if the date the notice is received by the Company is later than the date specified in the notice, on the date the notice is received by the Company.

     As used herein, the term "Market Price" at any date shall be the arithmetic mean of the last reported sale price or closing price for the most recent five consecutive Trading Days ending on such date (or, if such date is not a Trading Day, the next preceding Trading Day) on which trading occurred on such Principal Market in the Common Stock; the term "Trading Day" means any day other than a Saturday or a Sunday on which the Company's Principal Market is open for trading in equity securities; and the term "Principal Market" means the Nasdaq Capital Market, the New York Stock Exchange, the Nasdaq Global Market, the American Stock Exchange, the OTC Bulletin Board or any other national securities exchange registered under Section 6 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), whichever is at the time the principal trading exchange, market or inter-dealer or automated quotation system for the Common Stock.

         (c) "Easy Sale"  Exercise.  In lieu of the payment  method set forth in
Section 1(a) above, when permitted by law and applicable regulations (including rules of the Nasdaq and National Association of Securities Dealers ("NASD")), the Holder may pay the aggregate Exercise Price (the "Exercise Amount") through a "same day sale" commitment from the Holder (and if applicable a broker-dealer that is a member of the NASD (an "NASD Dealer")), whereby the Holder irrevocably elects to exercise this Warrant and to sell a portion of the shares so purchased to pay the Exercise Amount and the Holder (or, if applicable, the NASD Dealer) commits upon sale (or, in the case of the NASD Dealer, upon receipt) of such shares to forward the Exercise Amount directly to the Company.

     2. COVENANTS BY THE COMPANY

     The Company covenants and agrees as follows:

         (a) Reservation of Shares. During the period within which the rights represented by this Warrant may be exercised, the Company shall, at all times, reserve and keep available out of its authorized capital stock, solely for the purposes of issuance upon exercise of this Warrant, such number of its Common Shares as shall be issuable upon the exercise of this Warrant. If at any time the number of authorized Common Shares shall not be sufficient to effect the exercise of this Warrant, the Company will take such corporate action as may be necessary to increase its authorized but unissued Common Shares to such number of shares as shall be sufficient for such purpose. The Company shall have analogous obligations with respect to any other securities or property issuable upon exercise of this Warrant.

         (b) Valid Issuance, etc. All Common Shares which may be issued upon exercise of the rights represented by this Warrant included herein will be, upon payment in full thereof, validly issued, fully paid, non-assessable and free from all liens of the Company.

         (c) Taxes. All original issue taxes payable in respect of the issuance of Common Shares upon the exercise of the rights represented by this Warrant shall be borne by the Company, but in no event shall the Company be responsible or liable for income taxes or transfer taxes upon the issuance or transfer of this Warrant or the Warrant Shares. The Company shall not be required to pay any tax or other charge imposed in connection with any transfer involved in the issuance of any certificate for Common Shares in any name other than that of the Holder of this Warrant, and in such case the Company shall not be required to issue or deliver any stock certificate or security until such tax or other charge has been paid, or it has been established to the Company's reasonable satisfaction that no tax or other charge is due.

         (d) Fractional Shares. The Company shall not be required to issue certificates representing fractions of Common Shares. In lieu of any fractional interests, the Company shall make a cash payment equal to the Exercise Price multiplied by such fraction.

     3.   EXCHANGE OR ASSIGNMENT OF WARRANT

     This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company for other warrants of like tenor but different denominations, entitling the Holder to purchase in the aggregate the same number of Common Shares then purchasable hereunder. Subject to the provisions of this Warrant and the receipt by the Company of any required representations and agreements, upon surrender of this Warrant to the Company with the Warrant Assignment Form annexed hereto duly completed and executed and funds sufficient to pay any transfer tax or charge, the Company shall, without additional charge, execute and deliver a new warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled. In the event of a partial assignment of this Warrant, the new warrants issued to the assignee and the Holder shall in the aggregate be exercisable for the same number of Common Shares as the number of Common Shares purchasable under this Warrant at the time of the partial assignment.

     4.   RIGHTS OF THE HOLDER

     The Holder shall not, by virtue hereof, be entitled to any voting or other rights of a stockholder of the Company, either at law or in equity, and the rights of the Holder are limited to those expressed in this Warrant.

     5.   ADJUSTMENT OF EXERCISE PRICE

         (a) Common Stock Dividends; Common Stock Splits; Reclassification. If the Company, at any time while this Warrant is outstanding, shall (a) pay a stock dividend on its Common Stock, (b) split or subdivide outstanding shares of Common Stock into a larger number of shares (or reverse split or combine the outstanding shares of Common Stock into a smaller number of shares) or (c) issue by reclassification of shares of Common Stock any shares of capital stock of the Company, then (i) the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding after such event and (ii) the number of shares of the Warrant Shares shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such event. Any adjustment made pursuant to this Section 5(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution or, in the case of a subdivision or re-classification, shall become effective immediately after the effective date thereof.

         (b) Rights; Options; Warrants or Other Securities. If the Company, at any time while this Warrant is outstanding, shall fix a record date for the issuance of rights, options, warrants or other securities to all the holders of its Common Stock entitling them to subscribe for or purchase, convert to, exchange for or otherwise acquire shares of Common Stock for no consideration or at a price per share less than the Exercise Price, the Exercise Price shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance or sale plus the number of shares of Common Stock which the aggregate consideration received by the Company (including the exercise price paid for Convertible Securities) would purchase at the Exercise Price, and the denominator of which shall be the number of shares of Common Stock outstanding immediately prior to such issuance date plus the number of additional shares of Common Stock offered for subscription, purchase, conversion, exchange or acquisition, as the case may be. Such adjustment shall be made whenever such rights, options, warrants or other securities are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights, options, warrants or other securities.

         (c) Subscription Rights. If the Company, at any time while this Warrant is outstanding, shall fix a record date for the distribution to holders of its Common Stock, evidence of its indebtedness or assets or rights, options, warrants or other security (excluding those referred to in Sections 5(a) or 5(b) above and excluding Excluded Securities) entitling them to subscribe for or purchase, convert to, exchange for or otherwise acquire any security, then in each such case the Exercise Price at which this Warrant shall thereafter be exercisable shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the per-share Market Price on such record date less the then fair market value at such record date of the portion of such assets or evidence of indebtedness so distributed applicable to one outstanding share of Common Stock as determined by the Board of Directors in good faith, and the denominator of which shall be the per-share Market Price as of such record date.

         (d) Rounding. All calculations under this Section 5 shall be made to the nearest 1/10th of a cent or the nearest l/100th of a share, as the case may be.

         (e) Notice of Adjustment. Whenever the Exercise Price is adjusted pursuant to this Section 5, the Company shall promptly deliver to the Holder a notice setting forth the Exercise Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Such notice shall be signed by the chairman, chief executive officer, chief operating officer or chief financial officer of the Company.

         (f) Treasury Shares. For purposes of this Section 5, the number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock by the Company.

         (g) Change of Control; Compulsory Share Exchange. In case of (A) any Change of Control Transaction (as defined below) or (B) any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property (each, an "Event"), lawful provision shall be made (which may be conditioned upon the surrender and exchange of this Warrant for a warrant of like tenor, subject to such adjustments as may be reasonably necessary to account for the applicable transaction, including proportionate adjustments to the Exercise Price) so that the Holder shall have the right thereafter to exercise this Warrant for shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such Event, and the Holder shall be entitled upon such Event to receive upon exercise hereof such amount of shares of stock and other securities, cash or property as the shares of the Common Stock of the Company into which this Warrant could have been exercised immediately prior to such
Event (without taking into account any limitations or restrictions on the exercisability of this Warrant) would have been entitled. The terms of any such Event shall include such terms so as to continue to give to the Holder the right to receive the securities, cash or property set forth in this Section 5(g) upon any exercise or redemption following such Event, and, in the case of an Event specified in clause (A) above, the successor corporation or other entity (if other than the Company) resulting from such reorganization, merger or consolidation, or the person acquiring the properties and assets, or such other controlling corporation or entity as may be appropriate, shall expressly assume the obligation to deliver the securities or other assets which the Holder is entitled to receive hereunder. The provisions of this Section 5(g) shall similarly apply to successive Events. "Change of Control Transaction" means the occurrence of any (i) merger or consolidation of the Company with or into another entity, unless the holders of the Company's securities immediately prior to such transaction or series of transactions continue to hold at least 50% of such securities following such transaction or series of transactions, or (ii) a sale, conveyance, lease, transfer or disposition of all or substantially all of the assets of the Company in one or a series of related transactions.

         (h) Issuances Below Exercise Price. Subject to the last paragraph of this Section 5(h), if the Company, at any time while this Warrant is outstanding:

             (i) issues or sells, or is deemed to have issued or sold, any Common Stock (other than any Excluded Securities (as defined below));

             (ii) in any manner grants, issues or sells any rights, options, warrants, options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (other than any Excluded Securities) (such rights, options or warrants being herein called

"Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") or reprices of any of the Company's issued and outstanding Options or Convertible Securities (other than reprices triggered by the issuance of this Warrant or any other warrants being issued on the date hereof); or

             (iii) in any manner issues or sells any Convertible Securities (other than any Excluded Securities);

for (a) with respect to paragraph (i) above, a price per share, or (b) with respect to paragraphs (ii) or (iii) above, a price per share for which Common Stock is issuable upon the exercise of such Options (together with the price per optioned share, if any, paid for the issuance of such Options) or upon conversion or exchange of such Convertible Securities; in either case, which is less than the Exercise Price in effect immediately prior to such issuance or sale, then, immediately after such issuance, sale or grant, the Exercise Price shall be adjusted by multiplying the Exercise Price then in effect by a fraction, (x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus
(2) the number of shares of Common Stock which the aggregate consideration received by the Company for such Common Stock or Convertible Securities, together with any consideration receivable upon the exercise or conversion of such Convertible Securities, then issued would purchase at the Exercise Price then in effect; and (y) the denominator of which shall be the number of shares of Common Stock outstanding immediately after such issue or sale plus the number of shares of Common Stock then issued or issuable upon the exercise of any Convertible Securities then issued. No modification of the issuance terms shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Options or Convertible Securities.

     "Excluded Securities" means (i) options to be granted pursuant to a stock option plan approved by the stockholders of the Company or by Stanford International Bank Ltd. ("Stanford"), (ii) shares of Common Stock issued upon conversion or exercise of warrants, options or other securities convertible into Common Stock which are or become outstanding on the date hereof or which are described in clause (i) next above, (iii) shares of Common Stock or securities convertible into or exercisable for shares of Common Stock issued or deemed to be issued by the Company in connection with a strategic acquisition by the Company of the assets or business, or division thereof, of another entity which acquisition has been approved by Stanford in writing or by the stockholders of the Company, (iv) issuances of rights in connection with the adoption of a stockholder rights plan, or (v) any other issuance of securities referred to in Sections 5(a), 5(b) or 5(c) above.

     Notwithstanding anything herein to the contrary, no adjustment shall be made to the Exercise Price hereunder as a result of the first 100,000 shares of Common Stock issued or issuable upon the exercise of Options or the conversion or exchange of Convertible Securities issued during any fiscal year of the Company while this Warrant is outstanding. If this amount is exceeded in any such fiscal year, the Exercise Price shall be adjusted in accordance with the provisions hereof based solely on the shares of Common Stock sold or the exercise price or conversion price of the Options and Convertible Securities issued, as applicable, thereafter, without any adjustment in respect of the initial 100,000 shares of Common Stock, Options or Convertible Securities issued in such fiscal year.

         (i) Effect on Exercise Price of Certain Events. For purposes of determining the adjusted Exercise Price under Section 5(h), the following shall be applicable:

             (i) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor will be deemed to be the gross amount received by the Company therefor, without deducting any expenses paid or incurred by the Company or any commissions or compensations paid or concessions or discounts allowed to underwriters, dealers or others performing similar services in connection with such issue or sale. In case any Common Stock, Options or Convertible Securities are issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company will be the fair value of such consideration, except where such consideration consists of securities listed or quoted on a national securities exchange or national quotation system, in which case the amount of consideration received by the Company will be the arithmetic average of the closing sale price of such security for the five (5) consecutive trading days immediately preceding the date of receipt thereof. In case any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving entity, the amount of consideration therefor will be deemed to be the fair value of such portion of the net assets and business of the non-surviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash or such listed or quoted securities will be determined in good faith by the Board of Directors of the Company.

             (ii) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Options by the parties thereto, the Options will be deemed to have been issued for an aggregate consideration of $.002.

             (iii) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or in Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date will be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

             (iv) Other Events. If any event occurs that would adversely affect the rights of the Holder of this Warrant but is not expressly provided for by this Section 5 (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's Board of Directors will make an appropriate adjustment in the Exercise Price so as to protect the rights of the Holder; provided, however, that no such adjustment will increase the Exercise Price.

         (j) Notice of Certain Events. If:

             (i)  the   Company   shall   declare  a  dividend   (or  any  other
distribution) on its Common Stock;

             (ii) the Company shall declare a special nonrecurring cash dividend on or a redemption of its Common Stock;

             (iii) the Company shall authorize the granting to the holders of all of its Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights (other than issuances of rights in connection with the adoption of a stockholder rights plan);

             (iv) the approval of any stockholders of the Company shall be required in connection with any capital reorganization, reclassification of the Company's capital stock, any consolidation or merger to which the Company is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property; or

             (v) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of exercise of this Warrant, and shall cause to be delivered to the Holder, at least 10 calendar days prior to the applicable record or effective date hereinafter specified, a notice (provided the Company may exclude any information which it deems to be material non-public information) stating (a) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined, or (b) the date on which such reorganization, reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, transfer or share exchange; provided, however, that the failure to mail such notice or any defect therein or in the mailing thereof shall not affect the validity of the corporate action required to be specified in such notice. Nothing herein shall prohibit the Holder from exercising this Warrant during the 10-day period commencing on the date of such notice.

         (k) Increase in Exercise Price. In no event shall any provision in this
Section 5 cause the Exercise Price to be greater than the Exercise Price on the date of issuance of this Warrant, except for a reverse split or other combination of the outstanding shares of Common Stock into a smaller number of shares as referenced in Section 5(a) above. Notwithstanding anything to the contrary in this Section 5, in the event of any adjustment of the Exercise Price or in the securities into which this Warrant may be exercised, the Exercise Price shall be increased as necessary such that the Exercise Price shall be not less than the par value of the shares of capital stock for which this Warrant may be exercised.

     6.   INVESTMENT INTENT

     Unless, prior to the exercise of the Warrant, the issuance of the Warrant Shares has been registered with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"), the Warrant Exercise Form shall be accompanied by a representation of the Holder to the Company to the effect that such shares are being acquired for investment and not with a view to the distribution thereof, and such other representations and documentation as may be required by the Company, unless in the opinion of counsel to the Company such representations or other documentation are not necessary to comply with the Securities Act.

     7.   RESTRICTIONS ON TRANSFER

         (a) Transfer to Comply with the Securities Act. Holder understands that, unless a registration statement relating to the resale of this Warrant and the Warrant Shares shall then be effective under the Securities Act, this Warrant and the Warrant Shares shall be "restricted securities" (as that term is defined in Rule 144 promulgated under the Securities Act). Neither this Warrant nor any Warrant Shares or other securities issuable upon exercise hereof may be sold, assigned, pledged, transferred or otherwise disposed of except in compliance with applicable state securities or "blue sky" laws and as follows:
(1) to a person who, in the opinion of counsel satisfactory to the Company, is a person to whom this Warrant or the Warrant Shares may legally be transferred without registration and without the delivery of a current prospectus under the Securities Act with respect thereto and then only against receipt of an agreement of such person to comply with the provisions of this Section 7 with respect to any resale, assignment, pledge, transfer or other disposition of such securities; or (2) to any person upon delivery of a prospectus then meeting the requirements of the Securities Act relating to such securities and the offering thereof for such sale, assignment, pledge, transfer or other disposition.

         (b) Legend. Subject to the terms hereof, upon exercise of this Warrant and the issuance of the Warrant Shares, all certificates representing such Warrant Shares (or other securities issuable hereunder) shall bear on the face or reverse thereof substantially the following legend (or another legend substantially in such form as the transfer agent for the Company may from time to time use generally on certificates evidencing restricted securities of the Company):

     THE SECURITIES WHICH ARE REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND MAY NOT BE SOLD, TRANSFERRED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNTIL A REGISTRATION STATEMENT WITH RESPECT THERETO IS DECLARED EFFECTIVE UNDER SUCH ACT, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE.

     8.   REPRESENTATIONS AND WARRANTIES OF HOLDER

     In connection with the issuance of this Warrant, Holder specifically represents and warrants to the Company by acceptance of this Warrant as follows:

         (a) If an entity, Holder is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has the requisite entity power and authority to exercise the Warrant and purchase the Warrant Shares.

         (b) Holder is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act, and is not a registered broker-dealer under Section 15 of the Exchange Act.

         (c) Holder, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in this Warrant and, upon exercise hereof, the Warrant Shares, and has so evaluated the merits and risks of such investment. The undersigned is able to bear the economic risk of an investment in this Warrant and the Warrant Shares and, at the present time, is able to afford a complete loss of such investment.

         (d) Holder is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant.

         (e) Holder is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Securities Act.

         (f) Holder is not acquiring this Warrant or purchasing any Warrant Shares as a result of any advertisement, article, notice or other communication regarding this Warrant or the Warrant Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

         (g) Holder understands that neither this Warrant nor the Warrant Shares has been registered under the Securities Act and neither may be offered, resold, pledged or otherwise transferred except (i) pursuant to an exemption from registration under the Securities Act or pursuant to an effective registration statement in compliance with Section 5 under the Securities Act, or (ii) in accordance with all applicable securities and "blue sky" laws of the states of the United States and other jurisdictions. Holder is aware of the provisions of Rule 144 promulgated under the Securities Act.

         (h) To the extent a registration statement under the Securities Act is not in effect, Holder understands and acknowledges that (i) this Warrant is, and the Warrant Shares (if any) will be, issued and sold to it without registration under the Securities in a private placement that is exempt from the registration provisions of the Securities , and (ii) the availability of such exemption depends in part on, and that the Company and its counsel is relying upon, the accuracy and truthfulness of the foregoing representations and Holder hereby consents to such reliance.

     9.   LOST, STOLEN OR DESTROYED WARRANTS

     In the event that the Holder certifies to the Company that this Warrant has been lost, stolen or destroyed and provides (a) a letter, in form reasonably satisfactory to the Company, to the effect that it will indemnify the Company from any loss incurred by it in connection therewith, and/or (b) an indemnity bond in such amount as is reasonably required by the Company, the Company having the option of electing either (a) or (b) or both, the Company may, in its sole discretion, accept such letter and/or indemnity bond in lieu of the surrender of this Warrant as required by Section 1 hereof.

     10.  SUBSEQUENT HOLDERS

     Every Holder hereof, by accepting the same, agrees with any subsequent Holder hereof and with the Company that this Warrant and all rights hereunder are issued and shall be held subject to all of the terms, conditions, limitations and provisions set forth in this Warrant, and further agrees that the Company and its transfer agent, if any, may deem and treat the registered holder of this Warrant as the absolute owner hereof for all purposes and shall not be affected by any notice to the contrary.

     11.  NOTICES

     Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be effective upon personal delivery, via facsimile or email (upon receipt of confirmation of error-free transmission and mailing a copy of such confirmation, postage prepaid by certified mail, return receipt requested) or two business days following deposit of such notice with an internationally recognized courier service, with postage prepaid and addressed the other party at the following address, or at such other addresses as a party may designate by five days advance written notice to the other party hereto.

     Company:                 DGSE Companies, Inc.
                              2817 Forest Lane
                              Dallas, Texas  75234
                              Attn: Dr. L.S. Smith
                              Facsimile:  (972) 772-3093
                              Email:  LSSmith1@ClassicNet.net

     with a copy to:          Sheppard, Mullin, Richter & Hampton LLP

                              12275 El Camino Real, Suite 200
                              San Diego, California  92130-2006
                              Attn:  John J. Hentrich, Esq.
                              Facsimile: (858) 509-3691
                              Email:  JHentrich@SheppardMullin.com

     Holder:                  Stanford International Bank Ltd.
                              c/o Stanford Financial Group
                              6075 Poplar Avenue
                              Memphis, Tennessee 38119
                              Attention: James M. Davis, Chief Financial Officer
                              Facsimile: (901) 680-5265
                              Email:  MDavis@StanfordEagle.com

     with a copy to:          Adorno & Yoss LLP
                              2525 Ponce de Leon Boulevard, 4th Floor
                              Coral Gables, Florida 33134
                              Attention: Seth P. Joseph
                              Facsimile: 305-460-1422
                              Email:  spg@adorno.com

     12.  GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL

     This Warrant shall be governed by and interpreted in accordance with the laws of the State of Texas, without regard to its principles of conflict of laws. Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Warrant may be brought against any party in the federal courts of Texas or the state courts of the State of Texas, and each of the parties consents to the jurisdiction of such courts and hereby waives, to the maximum extent permitted by law, any objection, including any objections based on forum non conveniens, to the bringing of any such proceeding in such jurisdictions.

     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS WARRANT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS WARRANT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (1) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (2) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS,
(3) IT MAKES SUCH WAIVERS VOLUNTARILY, AND (4) IT HAS BEEN INDUCED TO ENTER INTO THIS WARRANT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12.

     13.  WAIVER

     This Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of the same is sought.



        [ THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK ]

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed on its behalf, in its corporate name, by its duly authorized officer, all as of the day and year first above written.

                                    DGSE COMPANIES, INC.


                                    By:
                                       -----------------------------------------
                                       Dr. L.S. Smith
                                       Chief Executive Officer

                              DGSE COMPANIES, INC.

                              WARRANT EXERCISE FORM

     The undersigned hereby irrevocably elects to exercise the attached Warrant dated __________ _____, 200___ (the "Warrant"), pursuant to the provisions of (SELECT ONE) [ Section 1(a) of the Warrant, to the extent of purchasing _____________ shares (the "Shares") of the common stock, par value $0.01 per share (the "Common Stock"), of DGSE Companies, Inc., a Nevada corporation (the "Company"), and encloses herewith in cash or by certified or official bank check or by wire transfer, payable to the order of the Company, a payment of $_________ in payment therefor, which sum represents the aggregate Exercise Price (as defined in the Warrant) for the Shares ] (OR) [ Section 1(b) of the Warrant to the extent of _________ shares of the common stock, par value $0.01 per share (the "Common Stock"), of DGSE Companies, Inc., a Nevada corporation (the "Company"), which based on an estimated Market Price of $_____ per share would result in the issuance to the Holder of _______ shares (the "Shares") of Common Stock ] .

     As of the date hereof, the undersigned represents and warrants to the Company as follows:

         (a) If an entity, the undersigned is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has the requisite entity power and authority to exercise the Warrant and purchase the Shares.

         (b) The undersigned is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the "Act"), and is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended.

         (c) The undersigned, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The undersigned is able to bear the economic risk of an investment in the Shares and, at the present time, is able to afford a complete loss of such investment.

         (d) The undersigned is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant.

         (e) The undersigned is acquiring the Shares for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.

         (f) The undersigned is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Common Stock published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

         (g) The undersigned understands that the Shares have not been registered under the Act and may not be offered, resold, pledged or otherwise transferred except (i) pursuant to an exemption from registration under the Act or pursuant to an effective registration statement in compliance with Section 5 under the Act, or (ii) in accordance with all applicable securities and "blue sky" laws of the states of the United States and other jurisdictions. The undersigned is aware of the provisions of Rule 144 promulgated under the Act.

         (h) To the extent a registration statement under the Act is not in effect, the undersigned understands and acknowledges that (i) the Shares are being issued and sold to it without registration under the Act in a private placement that is exempt from the registration provisions of the Act, and (ii) the availability of such exemption depends in part on, and that the Company and its counsel is relying upon, the accuracy and truthfulness of the foregoing representations and the undersigned hereby consents to such reliance.

     Please issue a certificate or certificates representing the Shares in the name of the undersigned or in the name of the undersigned's nominee as is specified below. [ Please issue a new Warrant for the unexercised portion of the attached Warrant in the name of the undersigned or the undersigned's nominee as is specified below. ]



                                               ---------------------------------
                                               Name of Holder


                                               ---------------------------------
                                               Signature of Holder
                                               or Authorized Representative


                                               ---------------------------------
                                               Social Security Number or
                                               Tax Identification Number


                                               ---------------------------------
                                               Signature, if jointly held


                                               ---------------------------------
                                               Name and Title of Authorized
                                               Representative


                                               ---------------------------------

                                               ---------------------------------
                                               Address of Holder


                                               ---------------------------------
                                               Nominee of Holder (if applicable)


                                               ---------------------------------
                                               Date

                              DGSE COMPANIES, INC.

                             WARRANT ASSIGNMENT FORM

     FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ________________________________ ("Assignee") the rights represented by the within Warrant to purchase ____________ shares of common stock, par value $0.01 per share (the "Common Stock"), of DGSE Companies, Inc., a Nevada corporation (the "Company"), to which the within Warrant relates and appoints ________________ attorney to transfer said right on the books of the Company with full power of substitution in the premises. The undersigned has informed Assignee that Assignee must make the representations and warranties contained in this form in connection with said transfer, and the undersigned has no reason to belief that Assignee cannot make such representations.

     As of the date hereof, the Assignee represents and warrants to the Company as follows:

         (a) If an entity, Assignee is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and has the requisite entity power and authority to exercise the Warrant and purchase the shares of Common Stock deliverable upon such exercise (the "Warrant Shares").

         (b) Assignee is an "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act of 1933, as amended (the "Act"), and is not a registered broker-dealer under Section 15 of the Securities Exchange Act of 1934, as amended.

         (c) Assignee, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in this Warrant and, upon exercise hereof, the Warrant Shares, and has so evaluated the merits and risks of such investment. The undersigned is able to bear the economic risk of an investment in this Warrant and the Warrant Shares and, at the present time, is able to afford a complete loss of such investment.

         (d) Assignee is aware of the Company's business affairs and financial condition, and has acquired information about the Company sufficient to reach an informed and knowledgeable decision to acquire this Warrant.

         (e) Assignee is acquiring this Warrant for its own account for investment purposes only and not with a view to, or for the resale in connection with, any "distribution" thereof in violation of the Act.

         (f) Assignee is not acquiring this Warrant or purchasing any Warrant Shares as a result of any advertisement, article, notice or other communication regarding this Warrant or the Warrant Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

         (g) Assignee understands that neither the Warrant nor the Warrant Shares has been registered under the Act and neither may be offered, resold, pledged or otherwise transferred except (i) pursuant to an exemption from registration under the Act or pursuant to an effective registration statement in compliance with Section 5 under the Act, or (ii) in accordance with all applicable securities and "blue sky" laws of the states of the United States and other jurisdictions. The Assignee is aware of the provisions of Rule 144 promulgated under the Act.

         (h) To the extent a registration statement under the Act is not in effect, Assignee understands and acknowledges that (i) the Warrant is, and the Warrant Shares (if any) will be, issued and sold to it without registration under the Act in a private placement that is exempt from the registration provisions of the Act, and (ii) the availability of such exemption depends in part on, and that the Company and its counsel is relying upon, the accuracy and truthfulness of the foregoing representations and the Assignee hereby consents to such reliance.

     Please issue a new Warrant of like tenor for the assigned portion of the attached Warrant in the name of the Assignee or the Assignee's nominee as is specified below. [ Please issue a new Warrant of like tenor for the unassigned portion of the attached Warrant in the name of the undersigned or the undersigned's nominee as is specified below. ]



                                           -------------------------------------
                                           Name of Holder


                                           -------------------------------------
                                           Signature of Holder
                                           or Authorized Representative


                                           -------------------------------------
                                           Social Security Number or
                                           Tax Identification Number of Holder


                                           -------------------------------------
                                           Signature, if jointly held


                                           -------------------------------------
                                           Name and Title of Authorized
                                           Representative


                                           -------------------------------------

                                           -------------------------------------
                                           Address of Holder


                                           -------------------------------------
                                           Nominee of Holder (if applicable)


                                           -------------------------------------
                                           Date

                                           -------------------------------------
                                           Name of Assignee


                                           -------------------------------------
                                           Signature of Assignee
                                           or Authorized Representative


                                           -------------------------------------
                                           Social Security Number or
                                           Tax Identification Number of Assignee


                                           -------------------------------------
                                           Signature, if to be jointly held


                                           -------------------------------------
                                           Name and Title of Authorized
                                           Representative


                                           -------------------------------------

                                           -------------------------------------
                                           Address of Assignee


                                           -------------------------------------
                                           Nominee of Assignee (if applicable)